UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2020

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street,	Suite 3000,	Cleveland,	Ohio	44114
(Address of principal executive offices)				(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value	TDG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On November 24, 2020, TransDigm Group Incorporated (“TransDigm Group” or the “Company”) issued a press release (the "Press Release") announcing its definitive agreement to acquire Cobham Aero Connectivity (“CAC”) for approximately $965 million in cash, including tax benefits. Additionally, the Company provided an update with regard to its previously announced plans to potentially divest a select number of defense-oriented operating units that were acquired as part of the Esterline acquisition. A copy of this press release is furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Cobham Aero Connectivity is headquartered in Marlow, UK. CAC is a leading provider of highly engineered antennas and radios for the aerospace end market. The products are primarily proprietary with significant aftermarket content and have a strong presence across major defense platforms and commercial applications. CAC is expected to generate approximately $225 million in revenue in 2020. Nearly 60% of CAC’s revenue is derived from international sales, and CAC has a strong presence across a diverse range of both helicopters and fixed wing aircraft. CAC operates from two primary facilities in Marlow, UK and Prescott, Arizona. CAC employs approximately 760 people. The acquisition, which is expected to close during the first calendar quarter of 2021, is subject to regulatory approvals and customary closing conditions. The acquisition is expected to be financed through existing cash on hand.

The operating units under consideration for potential divestiture were acquired by TransDigm Group in March 2019 as part of the Esterline Technologies acquisition. Since the acquisition, these businesses have functioned as independent operating units under TransDigm Group’s ownership. These operating units primarily serve the defense end market and have combined annual revenue of $250 to $300 million. The Company is now working with outside advisors to assist in the process of identifying and approaching potential buyers. At this time, the timeline for any announced divestitures remains uncertain.

The information in this Item 7.01 on Form 8-K and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in filings under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By	/s/ Michael Lisman
Michael Lisman
Chief Financial Officer (Principal Financial Officer)

Date: November 24, 2020